UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018 (October 31, 2018)

Emerald Expositions Events, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 2.02. Results of Operations and Financial Condition.

On November 1, 2018, Emerald Expositions Events, Inc. (the “Company”) issued a press release announcing the results of the Company for the third quarter ended September 30, 2018. Also, on November 1, 2018, the Company made available on its website certain supplemental materials concerning the Company’s results for the third quarter ended September 30, 2018. Copies of the press release and supplemental materials are being furnished as Exhibit 99.1 and 99.2, respectively, attached hereto and are incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, David Loechner, the Company’s Chief Executive Officer (“CEO”) and President, provided notice to the Board of Directors of the Company (the “Board”), that, effective as of the close of business on November 8, 2018, he is resigning from his position as CEO and President, and as a member of the Board. Such resignation is not the result of a disagreement with the Company or in connection with any matter relating to the Company's operations, policies or practices.  Mr. Loechner will stay on with the Company as an employee through December 31, 2018.  On October 31, 2018, Philip Evans, 56, Chief Financial Officer, was appointed by the Board of Directors as Interim President and CEO, effective as of the close of business on November 8, 2018, and until a permanent replacement is named.  Mr. Evans has served as the Company’s Chief Financial Officer since October 2013.  For more information, see Mr. Evans’ biographical information on page 20 of the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Stockholders filed with the SEC on March 29, 2018.  There are no family relationships between Mr. Evans and any director or executive officer of the Company and no transactions involving Mr. Evans that would require disclosure under Item 404(a) of Regulation S-K. On November 1, 2018, the Company issued a press release regarding the foregoing and it is being furnished as Exhibit 99.3 attached hereto and is incorporated by reference herein.

The material terms of Mr. Loechner’s separation agreement will be disclosed once they have been finalized.

Item 8.01.  Other Events.

On November 1, 2018, the Company issued a press release announcing that the Board of Directors of the Company approved the payment of the cash dividend of $0.0725 per share for the quarterly period ending December 31, 2018, payable to holders of the Company’s common stock, which is expected to be paid on or about November 28, 2018 to stockholders of record on November 14, 2018. The press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Emerald Expositions Events, Inc. dated November 1, 2018, announcing results for the third quarter ended September 30, 2018.

99.2	Emerald Expositions Events, Inc. Third Quarter 2018 Supplemental Materials.
99.3

Press Release issued by Emerald Expositions Events, Inc. dated November 1, 2018, announcing the resignation of David Loechner, CEO and President, and the appointment of Philip Evans, CFO, as Interim CEO and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2018		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary